-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                                   FORM T-1

     STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE
          ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                TRUSTEE PURSUANT TO SECTION 305(b)(2)_________

                               ---------------

                      U.S. TRUST COMPANY OF TEXAS, N.A.
             (Exact name of trustee as specified in its charter)

                                                           75-2353745
     (State of incorporation                            (I.R.S. employer
     if not a national bank)                           identification No.)

    2001 Ross Ave, Suite 2700                                75201
         Dallas, Texas                                     (Zip Code)
      (Address of trustee's
   principal executive offices)

                              Compliance Officer
                      U.S. Trust Company of Texas, N.A.
                          2001 Ross Ave, Suite 2700
                             Dallas, Texas  75201
                                (214) 754-1200
          (Name, address and telephone number of agent for service)

                               ---------------

                         Pentegra Dental Group, Inc.
             (Exact name of obligor as specified in its charter)

               Texas                                   76-0545043
     (State or other jurisdiction of                (I.R.S. employer
     incorporation or organization)                identification No.)

   2999 North 44th Street, Suite 650
          Phoenix, Arizona                                85018
(Address of principal executive offices)               (Zip Code)

                               ---------------

                     Convertible Subordinated Debentures
                     (Title of the indenture securities)

-------------------------------------------------------------------------------

                                   GENERAL

1.   GENERAL INFORMATION.

     Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Reserve Bank of Dallas (11th District), Dallas, Texas
                    (Board of Governors of the Federal Reserve System)
               Federal Deposit Insurance Corporation, Dallas, Texas
               The Office of the Comptroller of the Currency, Dallas, Texas

     (b)  Whether it is authorized to exercise corporate trust powers.

               The Trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

     If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

3.   VOTING SECURITIES OF THE TRUSTEE.

     Furnish the following information as to each class of voting securities of the Trustee:

                           As of September 28, 1998
-------------------------------------------------------------------------------

     Col A.                                                      Col B.

-------------------------------------------------------------------------------

     Title of Class                                         Amount Outstanding

-------------------------------------------------------------------------------

     Capital Stock - par value $100 per share                 5,000 shares

4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

     Not Applicable

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

     Not Applicable

6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

     Not Applicable

7.   VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS.

     Not Applicable

8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

     Not Applicable

9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

     Not Applicable

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

     Not Applicable

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

     Not Applicable

12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

     Not Applicable

13.  DEFAULTS BY THE OBLIGOR.

     Not Applicable

14.  AFFILIATIONS WITH THE UNDERWRITERS.

     Not Applicable

15.  FOREIGN TRUSTEE.

     Not Applicable

16.  LIST OF EXHIBITS.

     T-1.1     -    A copy of the Articles of Association of U.S. Trust Company of Texas, N.A.; incorporated herein by reference to Exhibit
                    T-1.1 filed with Form T-1 Statement, Registration
                    No. 22-21897.

16.  (con't.)

     T-1.2     -    A copy of the certificate of authority of the Trustee to
                    commence business;
                    incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.3     -    A copy of the authorization of the Trustee to exercise
                    corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration
                    No. 22-21897.

     T-1.4     -    A copy of the By-laws of the U.S. Trust Company of Texas,
                    N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration
                    No. 22-21897.

     T-1.6     -    The consent of the Trustee required by Section 321(b) of the
                    Trust Indenture Act of 1939.

     T-1.7     -    A copy of the latest report of condition of the Trustee
                    published pursuant to law or the requirements of its supervising or examining authority.


                                     NOTE

As of September 28, 1998, the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of September 28, 1998, U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 19,142,000.00 shares of $5 par value Common Stock as of February 24, 1998.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.

                               ---------------

                                  SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 29th day of September, 1998.

                                       U.S. Trust Company
                                       of Texas, N.A., Trustee



                                       By:  /s/ Melissa Scott
                                            ---------------------
                                            Melissa Scott
                                            Vice President

                                                                  Exhibit T-1.6



                              CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of Pentegra Dental Group, Inc. Convertible Subordinated Debentures, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

                                       U.S. Trust Company of Texas, N.A.



                                       By:  /s/ Melissa Scott
                                            --------------------------
                                            Melissa Scott
                                            Vice President

                                         Board of Governors of the Federal
                                         Reserve System
                                         OMB Number:  7100-0036
                                         Federal Deposit Insurance Corporation
                                         OMB Number:  3064-005
                                         Office of the Comptroller of the
                                         Currency
Federal Financial Institutions           OMB Number:  1557-008
Examination Council                      Expires March 31, 2001

-------------------------------------------------------------------------------

                                         (1)
                                         Please Refer to Page I,
(LOGO)                                   Table of Contents, for
                                         the required disclosure
                                         of estimated burden.

-------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND
INCOME FOR A BANK WITH DOMESTIC OFFICES
ONLY AND TOTAL ASSETS OF LESS THAN $100
MILLION  - -  FFIEC  033                 (19980630)
                                         (RCRI 9999)
REPORT AT THE CLOSE OF BUSINESS
JUNE 30, 1998

                                         This report form is to be filed by
This report is required by law:  12      banks with domestic offices only.
U.S.C. Section Section 324 (State        Banks with branches and consolidated
member banks); 12 U.S.C. Section         subsidiaries in U.S. territories and
Section 1817 (State nonmember banks);    possessions, Edge or Agreement
and 12 U.S.C. Section Section 161        subsidiaries, foreign branches,
(National banks).                        consolidated foreign subsidiaries, or
                                         International Banking Facilities must
                                         file FFIEC 031.

-------------------------------------------------------------------------------

NOTE:  The Reports of Condition and      The Reports of Condition and Income
Income must be signed by an authorized   are to be prepared in accordance with
officer and the Report of Condition      Federal regulatory authority
must be attested to by not less than     instructions.  NOTE:  these
two directors (trustees) for State       instructions may in some cases differ
nonmember banks and three directors for  from generally accepted accounting
State member and National Banks.         principles.

I, Alfred B. Childs, SVP & Cashier       We, the undersigned directors
   -------------------------------       (trustees), attest to the correctness
    Name and Title of  Officer           of this Report of Condition
    Authorized to Sign Report            (including the supporting schedules)
                                         and declare that it has been examined
of the named bank do hereby declare      by us and to the best of our
that these Reports of Condition and      knowledge and belief has been
Income (including the supporting         prepared in conformance with the
schedules) have been prepared in         instructions issued by the
conformance with the instructions        appropriate Federal regulatory
issued by the appropriate Federal        authority and is true and correct.
regulatory authority and are true to
the best of my knowledge and belief.

                                         /s/ William Goodwin
                                         -------------------------
/s/ Alfred B. Childs                     Director (Trustee)
------------------------------------
  Signature of Officer Authorized to
  Sign Report                            /s/ Arthur White
                                         -------------------------
                                         Director (Trustee)
7/15/98
---------------------
 Date of Signature                       /s/ Peter Denker
                                         -------------------------
                                         Director (Trustee)

-------------------------------------------------------------------------------

SUBMISSION OF REPORTS                    (b) in hard-copy (paper) form and
                                              arrange for another party to
 Each bank must prepare its Reports of        convert the paper report to
 Condition and Income either:                 electronic form. That party (if
 (a)  in electronic form and then file        other than EDS) must transmit the
      the computer data file directly         bank's computer data file to EDS.
      with the banking agencies'         To fulfill the signature and
      collection agent, Electronic Data  attestation requirement for the
      Systems Corporation (EDS), by      Reports of Condition and Income for
      modem or on computer diskette; or  this report date, attach this signature page to the hard-copy record
                                         of the completed report that the bank
                                         places in its files.

-------------------------------------------------------------------------------

 FDIC Certificate Number     33217       US TRUST COMPANY OF TEXAS,
                         -------------   NATIONAL ASSOCIATION
                          (RCRI 9050)    --------------------------------------
                                         Legal Title of Bank (TEXT 9010)

                                         Dallas
                                         --------------------------------------
                                         City (TEXT 9130)

                                         TX                        75201
                                         --------------------------------------
                                         State Abbrev.            Zip Code
                                         (TEXT 9200)             (TEXT 9220)

  Board of Governors of the Federal Reserve System, Federal Deposit Insurance
            Corporation, Office of the Comptroller of the Currency

U.S. TRUST COMPANY OF TEXAS, N.A.     Call Date:     State #: 48-6797   FFIEC  033
2001 ROSS AVENUE, SUITE 2700           06/30/98       Cert #: 33217     RC-1
DALLAS, TX  75201                                Vendor ID:
                                                          D
                                      Transit #:   11101765
                                                                        ------------
                                                                              9
                                                                        ------------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET
                                                                                                                            C200
                                                                                                     Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------
ASSETS
  1.  Cash and balances due from depository institutions:                                                   RCON
                                                                                                            ----    -------
      a.  Noninterest-bearing balances and currency and coin (1,2)__________________   ______    _______    0081      1,900  1.a
                                                                                                                    -------
      b.  Interest bearing balances (3)________________________________________        ______    _______    0071        241  1.b
                                                                                                                    -------
  2.  Securities:
                                                                                                                    -------
      a.  Held-to-maturity securities (from Schedule RC-B, column A)____________       ______    _______    1754          0  2.a
                                                                                                                    -------
      b.  Available-for-sale securities (from Schedule RC-B, column D)___________      ______    _______    1773    127,638  2.b
                                                                                                                    -------
  3.  Federal funds sold (4) and securities purchased under agreements to resell:                           1350      2,000  3
                                                                                                                    -------
  4.  Loans and lease financing receivables:                                           RCON
                                                                                       ----      -------
      a.  Loans and leases, net of unearned income (from Schedule RC-C)_________       2122       20,749                     4.a
                                                                                                 -------
      b.  LESS:  Allowance for loan and lease losses____________________________       3123          230                     4.b
                                                                                                 -------
      c.  LESS:  Allocated transfer risk reserve__________________________________     3128            0                     4.c
                                                                                                 -------
      d.  Loans and leases, net of unearned income, allowance, and reserve                                  RCON
                                                                                                            ----    -------
           (item 4.a minus 4.b and 4.c)__________________________________________      ______    _______    2125     20,519  4.d
                                                                                                                    -------
  5.  Trading assets_________________________________________________________          ______    _______    3545          0  5.
                                                                                                                    -------
  6.  Premises and fixed assets (including capitalized leases)___________________      ______    _______    2145        705  6.
                                                                                                                    -------
  7.  Other real estate owned (from Schedule RC-M)___________________________          ______    _______    2150          0  7.
                                                                                                                    -------
  8.  Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M)__________________________________________________           ______    _______    2130          0  8.
                                                                                                                    -------
  9.  Customers' liability to this bank on acceptances outstanding________________     ______    _______    2155          0  9.
                                                                                                                    -------
 10.  Intangible assets (from Schedule RC-M)__________________________________         ______    _______    2143          0  10.
                                                                                                                    -------
 11.  Other assets (from Schedule RC-F)______________________________________          ______    _______    2160      1,859  11.
                                                                                                                    -------
 12.  Total assets (sum of items 1 through 11)__________________________________       ______    _______    2170    154,862  12.
                                                                                                                    -------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Included time certificates of deposit not held for trading.

U.S. TRUST COMPANY OF TEXAS, N.A.     Call Date:     State #: 48-6797   FFIEC  033
2001 ROSS AVENUE, SUITE 2700           06/30/98       Cert #: 33217     RC-2
DALLAS, TX  75201                                Vendor ID:
                                                          D
                                      Transit #:   11101765
                                                                        ------------
                                                                             10
                                                                        ------------


SCHEDULE RC - CONTINUED


                                                   Dollar Amounts in Thousands
LIABILITIES
13.   Deposits:
      a.  In domestic offices (sum of totals of                                                         RCON
                                                                                                        ----  --------
          columns A and C from Schedule RC-E)_______________________________          RCON              2200   128,302  13.a
                                                                                      ----  --------          --------
          (1)  Noninterest-bearing (1)______________________________________          6631    18,826                    13.a.1
                                                                                            --------
          (2)  Interest-bearing ____________________________________________           6636  109,476                    13.a.2
                                                                                            --------
      b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
          (1)  Noninterest-bearing__________________________________________
          (2)  Interest-bearing_____________________________________________
                                                                                                              --------
14.   Federal funds purchased(2) and securities sold under agreements to                                RCON         0  14
      repurchase:                                                                                       ----  --------
                                                                                                        2800
15.   a.  Demand notes issued to the U.S. Treasury__________________________         _______  _______   2840         0  15.a
                                                                                                              --------
      b.  Trading liabilities_______________________________________________         ______   _______   3548         0  15.b
16.   Other borrowed money:                                                                                   --------
      A.  WITH A REMAINING MATURITY OF ONE YEAR OR LESS_____________________         ______   _______   2332     1,000  16.a
                                                                                                              --------
      B. WITH A REMAINING MATURITY OF MORE THAN ONE YEAR THROUGH THREE               ______   _______   A547     2,000  16.b
      YEARS_________________________________________________________________                                  --------
      C. WITH A REMAINING MATURITY OF MORE THAN THREE                                ______   _______   A548      1,000  16.c
      YEARS_________________________________________________________________                                  ---------
17.   Not applicable
18.   Bank's liability on acceptances executed and outstanding______________         ______   _______   2920          0  18.
                                                                                                              ---------
19.   Subordinated notes and debentures_____________________________________         ______   _______   3200          0  19.
                                                                                                              ---------
20.   Other liabilities (from Schedule RC-G)________________________________         ______   _______   2930      2,006  20.
                                                                                                              ---------
21.   Total liabilities (sum of items 13 through 20)________________________         ______   _______   2948    134,308  21.
22.   Not applicable                                                                                          ---------

EQUITY CAPITAL
                                                                                                        RCON
                                                                                                        ----  ---------
23.   Perpetual preferred stock and related surplus_________________________         ______   _______   3838      7,000  23.
                                                                                                              ---------
24.   Common stock__________________________________________________________         ______   _______   3230        500  24.
                                                                                                              ---------
25.   Surplus (exclude all surplus related to preferred                              ______   _______   3839      8,384  25.
      stock)________________________________________________________________                                  ---------
26.   a.  Undivided profits and capital reserves____________________________         ______   _______   3632      4,252  26.a
                                                                                                              ---------
      b.  Net unrealized holding gains (losses) on available-for-sale                ______   _______   8434        418  26.b
      securities____________________________________________________________                                  ---------
27.   Cumulative foreign currency translation adjustments___________________
                                                                                                              ---------
28.   Total equity capital (sum of items 23 through 27)_____________________         ______   _______   3210     20,554  28.
                                                                                                              ---------
29.   Total liabilities and equity capital (sum of items 21 and 28)_________         ______   _______   2257    154,862  29.
                                                                                                              ---------

MEMORANDUM

   TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.                                                     NUMBER
                                                                                                              --------
  1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as
      of any date during 1997___________________________________________________________________        6724     N/A    M.1
                                                                                                              --------

 1 = Independent audit of the bank conducted in accordance            4 = Directors' examination of the bank performed by other
       with generally accepted auditing standards by certified              external auditors (may be required by state
       public accounting firm which submits a report on the bank            chartering authority)
 2 = Independent audit of the bank's parent holding company           5 = Review of the bank's financial statements by external
       conducted in accordance with generally accepted auditing              auditors
       standards by a certified public accounting firm which          6 = Compilation of the bank's financial statements by
       submits a report on the consolidated holding company (but             external auditors
       not on the bank separately)                                    7 = Other audit procedures (excluding tax preparation
 3 = Directors' examination of the bank conducted in accordance              work)
        with generally accepted auditing standards by a certified     8 = No external audit work
        public accounting firm (may be required by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.